UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary proxy statement

☐	Confidential, for use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Materials Pursuant to §240.14a-12
HIGHLAND DISTRESSED OPPORTUNITIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identifying the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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4)	Date Filed:

HIGHLAND DISTRESSED OPPORTUNITIES, INC.
NexBank Tower
13455 Noel Road, Suite 900
Dallas, TX 75240

March 26, 2009
Dear Stockholder:
As a large unvoted stockholder of Highland Distressed Opportunities, Inc. (the “Company”) we are in need of your assistance. I am writing you to request that you please take the time to review the package recently sent to you, which contains a prospectus/proxy statement that provides detailed information regarding an important proposal affecting the Company, and cast your vote. It is critically important that you cast your vote so that the Company can avoid additional delay and solicitation expenses.
To vote, simply date, sign and return the enclosed proxy card or follow the instructions on the proxy card for voting by touch-tone telephone or by Internet. To facilitate the process enclosed with this letter is another proxy card and a prepaid return envelope.
If you have any questions regarding the proposal please do not hesitate to call me at xxx-xxx-xxxx to discuss further.
I would like to thank you in advance for your assistance in this matter.
Sincerely,

Don Salvino
Managing Director, Retail Products
Highland Capital Management, L.P.
(xxx) xxx-xxxx
don.salvino@highlandfunds.com

HIGHLAND DISTRESSED OPPORTUNITIES, INC.
NexBank Tower
13455 Noel Road, Suite 900
Dallas, TX 75240

March 26, 2009
RE: Upcoming Special Meeting of Stockholders
Dear Stockholder:
We recently sent you a package containing a prospectus/proxy statement that provided detailed information regarding an important proposal affecting Highland Distressed Opportunities, Inc. (the “Company”). The Special Meeting of Stockholders of your Company (the “Special Meeting”) is approaching and we have not received your vote. Your vote is extremely important, regardless of the number of shares that you own. Please take a moment to review the prospectus/proxy statement and cast your vote so that your shares may be represented in time for the Special Meeting on April 9, 2009 at 8:00 a.m. Central Time.
For the reasons set forth in the proxy materials previously mailed to you, the Board of Trustees recommends a vote in IN FAVOR of the proposal.
PLEASE VOTE TODAY so that your shares may be represented in time for the upcoming Special Meeting. Another copy of your proxy card(s) has been enclosed with this letter for your convenience. Should you have any questions regarding the proposals, please call this toll-free number 1-866-387-9392. The following voting options have been set up for your convenience.
1.	Vote by Touch-tone Phone. You may cast your vote by telephone by calling the toll-free number found on the enclosed proxy card(s).

2.	Vote by Internet. You may cast your vote by Internet by following the instructions on the enclosed proxy card(s).

3.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided. If convenient for you, please utilize one of the first two options above to ensure that your response is received in time for the Special Meeting on April 9, 2009.
Again, please do not hesitate to call toll-free 1-866-387-9392 if you have any questions regarding this matter. If your vote and this letter have crossed in the mail, we thank you for your response. Thank you for your assistance with this important matter.
Sincerely,

James D. Dondero
President